Exhibit B-99

                    CERTIFICATE OF FORMATION
                               OF
                    APACHE CANYON GAS, L.L.C.


     This Certificate of Formation dated December 19, 1995, has been duly executed and is filed pursuant to section 18-201 of the Delaware Limited Company Act, 6 Delaware Code, Chapter 18 (the
Act) to form a limited liability company under the Act.


     1. The name of the limited liability company is Apache Canyon
        Gas, L.L.C.

     2. The address of the registered office required to be maintained by the Act is:

                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, DE 19801


     The name and the address of the registered agent for service of process required to be maintained by the Act are:

                    The Corporation Trust Company
                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, DE 19801

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the date first above written.


/s/ Ronald G. Wasson